EXHIBIT 32.2


                  CERTIFICATION OF THE CHIEF FINANCIAL OFFICER


Solely for the purposes of complying with 18 U.S.C. 1350, I, Robert Dwyer, the undersigned Chief Financial Officer of National Healthcare Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended December
31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert Dwyer
Robert Dwyer

September 8, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.